UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2017

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-09908	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9454 Wilshire Blvd., Penthouse Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

(800) 525-1698
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

TOMI Environmental Solutions, Inc. (the "Company", "we", "us" or "our") is filing the following "Description of Capital Stock" in order to update the description of its common stock, which it intends to incorporate by reference into certain filings with the Securities and Exchange Commission, including a registration statement on Form S-8.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation authorizes the issuance of 201,004,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.01 per share; 1,000,000 shares of cumulative, convertible Preferred A stock, par value $0.01 per share ("Series A preferred stock"); and 4,000 shares of Series B Preferred Stock, par value $1,000 per share ("Series B preferred stock"). As of September 30, 2017, there were 122,049,958 shares of common stock outstanding, held by 836 shareholders of record, 510,000 shares of Series A preferred stock outstanding, held by one shareholder of record, and no shares of Series B preferred stock outstanding. The following description of our capital stock is subject to, and qualified in its entirety by, the provisions of our articles of incorporation and bylaws and by the provisions of applicable law.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record upon such matters and in such manner as may be provided by law. Under the Florida Business Corporation Act (the "FBCA"), our board of directors may declare and pay dividends upon shares of our capital stock out of legally available funds, subject to any restrictions in our articles of incorporation. In the event we liquidate, dissolve, or wind up, the holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Series A Preferred Stock

Our articles of incorporation authorize the issuance of up to 1,000,000 shares of Series A preferred stock. The holders of our Series A preferred stock are entitled to one vote for each share held of record upon such matters and in such manner as may be provided by law. Each share of Series A preferred stock may be converted (at the holder's election) into one share of our common stock. The holders of the Series A preferred stock are not entitled to receive dividends. The Series A preferred stock ranks senior to the common stock in liquidation preference, and equal in liquidation preference to the Series B preferred stock. Although we do not intend currently to issue any additional shares of Series A preferred stock, we reserve the right to do so in the future.

Series B Preferred Stock

Our articles of incorporation also authorize the issuance of up to 4,000 shares of Series B preferred stock. The holders of our Series B preferred stock are entitled to one vote for each share held of record upon such matters and in such manner as may be provided by law. Each share of Series B preferred stock may be converted (at the holder's election) into two hundred shares of our common stock. The holders of the Series B preferred stock are entitled to receive a cumulative dividend of 7.5% per annum, which is payable in kind at the election of the Company. The Series B preferred stock ranks senior to the common stock in liquidation preference, and equal in liquidation preference to the Series A preferred stock. Although we do not intend currently to issue any shares of Series B preferred stock, we reserve the right to do so in the future.

Options

As of September 30, 2017, we had outstanding options to purchase an aggregate of 200,000 shares of our common stock at exercise prices ranging from $0.05 to $2.10 per share.

Warrants

As of September 30, 2017, we had outstanding warrants to purchase an aggregate of 35,691,411 shares of our common stock at exercise prices ranging from $0.10 to $1.00 per share.

Classified Board of Directors

On July 7, 2017, our shareholders approved a proposal to amend our bylaws to establish a classified board of directors to be divided into three classes, designated as Class I, Class II and Class III, with each serving staggered, three-year terms. Only one class of directors will be elected at each forthcoming annual meeting. Thereafter, each class of directors will hold office until the third successive annual meeting after their election and until their respective successors have been elected and qualified (or until there is a decrease in the number of directors).

The classification of our board of directors may extend the time required to effect an unsolicited change in control of our board of directors, which may discourage unsolicited takeover bids. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors because only a minority of the directors will be elected at each meeting. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of our shareholders. The classification provisions apply to an election of directors, however, even if our shareholders and management believe such a change would be desirable.

The current classification of our board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our shareholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of our board of directors may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of our common stock that might result from accumulations of large blocks of our common stock for such a purpose. Accordingly, our shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.

Anti-Takeover Effects of Florida Law

Certain provisions of Florida law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

We are subject to anti-takeover provisions that apply to public corporations organized under the laws of the State of Florida unless the corporation has elected to opt out of those provisions in its articles of incorporation or its bylaws. We have not elected to opt out of these provisions.

Pursuant to Section 607.0901 of the FBCA, a Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

  the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

  the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date;

  the interested shareholder has owned at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date of any such business combination;

  the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

  the consideration paid to the holders of the corporation's voting stock is at least equal to certain fair market value criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation's outstanding voting shares.

In addition, we are subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation's voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Indemnification and Limitation of Liability

The FBCA authorizes Florida corporations to indemnify any person who was or is a party to any proceeding other than an action by, or in the right of, the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation. The indemnity also applies to any person who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity. The indemnification applies against liability incurred in connection with such a proceeding, including any appeal, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. To be eligible for indemnity with respect to any criminal action or proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnification.

The indemnification provisions of the FBCA require indemnification if a director, officer, employee or agent has been successful in defending any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. The indemnity covers expenses actually and reasonably incurred in defending the action.

The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers, directors and employees under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act"), and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

Under the FBCA, a director is not personally liable for monetary damages to us or to any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances. Those circumstances include violations of criminal law (unless the director had reasonable cause to believe that such conduct was lawful or had no reasonable cause to believe such conduct was unlawful), transactions in which the director derived an improper personal benefit, transactions involving unlawful distributions, and conscious disregard for the best interest of the corporation or willful misconduct (only if the proceeding is by or in the right of the corporation). As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

Exchange Listing

Our shares of common stock are currently quoted on the OTCQX Marketplace under the symbol "TOMZ."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar's address is 1 State Street, 30th Floor, New York, NY 10004-1561.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: November 1, 2017	By:	/s/ Halden Shane
Name: Halden Shane
Title: Chief Executive Officer